Exhibit 99.1

PRESS RELEASE

REPORT OF EARNINGS AND DIVIDEND DECLARATION

May 3, 2022

Merriam, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE American symbol: SEB) with offices at 9000 West 67th Street, Merriam, Kansas, for the three months ended April 2, 2022 and April 3, 2021, in millions of dollars except share and per share amounts.

	Three Months Ended
	April 2,	April 3,
	2022	2021
Net sales	$2,709	$2,059
Operating income	$146	$92
Net earnings attributable to Seaboard	$103	$179

Earnings per common share	$89.28	$154.03
Average number of shares outstanding	1,160,779	1,160,779
Dividends declared per common share	$2.25	$2.25

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard Corporation has provided access to the Quarterly Report on Form 10-Q on its website at https://www.seaboardcorp.com/investors.

Also, Seaboard Corporation announced today that its Board of Directors has authorized and declared a quarterly cash dividend of $2.25 per share of its common stock. The dividend is payable on May 23, 2022 to stockholders of record at the close of business on May 13, 2022.